UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

AMERICAN TIRE DISTRIBUTORS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 333-61713

I.R.S. Employer Identification Number: 56-0754594

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

Telephone: (704)  992-2000

Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

American Tire Distributors, Inc., a Delaware corporation (“ATD” or the “Company”), has entered into an Agreement and Plan of Merger, dated as of February 4, 2005  (the “Merger Agreement”), by and among, ATD MergerSub, Inc., a Delaware corporation (“MergerSub”), American Tire Distributors Holdings, Inc. (“Buyer”), Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership (“Charlesbank”), Charlesbank Capital Partners, LLC, a Massachusetts limited liability company, solely in its capacity as representative of the holders of the Company’s capital stock (“Stockholders’ Representative”), and the Company, providing for the merger of MergerSub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.  Buyer is an affiliate of Investcorp, a global investment group.

Upon consummation of the Merger, Buyer will pay, or cause to be paid, consideration for the outstanding ATD equity (including stock options and warrants) consisting of aggregate cash payments of $710 million less the amount of ATD’s debt outstanding at January 1, 2005, ATD’s transaction expenses and certain payments to ATD management.  In connection with the consummation of the Merger, it is expected that ATD’s senior bank debt will be refinanced and its Series D 10% Senior Notes will be repaid.

The consummation of the Merger, which is expected to occur in late March, is subject to customary conditions, including the receipt of required antitrust approvals or clearances. The Merger is not conditioned upon receipt of financing by Buyer. In connection with the Merger Agreement, Charlesbank, the majority owner of ATD’s outstanding capital stock, consented to the adoption of the Merger Agreement and approval of the Merger. As a result, no further stockholder action will be required to adopt the Merger Agreement or approve the Merger.

On February 8, 2005, ATD issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable

(b)                                 Pro Forma Financial Information.

Not Applicable

(c)                                  Exhibits.

99.1                           Company press release dated February 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS, INC.

	By:	/s/ Scott A. Deininger
Scott A. Deininger
Senior Vice President of Finance and Administration

Date: February 8, 2005

EXHIBITS

Exhibit No.	Description
99.1	Company press release dated February 8, 2005